UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 12, 2018

GRAFTECH INTERNATIONAL LTD.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13888	27-2496053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

982 Keynote Circle

Brooklyn Heights, OH 44131

(Address of Principal Executive Offices)  (Zip Code)

(216) 676-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01      Entry into a Material Definitive Agreement.

On February 12, 2018, GrafTech International Ltd (“Holdings”) entered into a credit agreement (the “Credit Agreement”) among Holdings, GrafTech Finance Inc., a Delaware corporation and a wholly owned subsidiary of Holdings (“Finance”), GrafTech Switzerland SA, a Swiss corporation and a wholly owned subsidiary of Holdings (“Swissco”), GrafTech Luxembourg II S.à.r.l., a Luxembourg société à responsabilité limitée and a wholly owned subsidiary of Holdings (“Luxembourg Holdco” and, together with Finance and Swissco, the “Co-Borrowers”), the lenders and issuing banks party thereto and JPMorgan Chase Bank, N.A. as administrative agent and as collateral agent which provides for (i) a $1,500 million senior secured term facility (the “Term Loan Facility”) and (ii) a $250 million senior secured revolving credit facility (the “Revolving Credit Facility” and, together with the Term Loan Facility, the “Senior Secured Credit Facilities”), which may be used for revolving credit borrowings in dollars or Euros, the issuance of one or more letters of credit from time to time and one or more swing line loans from time to time. Finance is the sole borrower under the Term Loan Facility while Finance, Swissco and Lux Holdco are Co-Borrowers under the Revolving Credit Facility. On February 12, 2018, Finance borrowed $1,500 million under the Term Loan Facility (the “Term Loans”). The Term Loans mature on February 12, 2025. The maturity date for the Revolving Credit Facility is February 12, 2023.

The proceeds of the Term Loans were used to (i) repay in full all outstanding indebtedness of the Borrowers under  the Second Amended and Restated Credit Agreement dated as of February 27, 2015 (the “Existing Credit Agreement”), among Holdings, Finance, GrafTech Luxembourg I S.À.R.L., Luxembourg Holdco, Swissco, the LC subsidiaries from time to time party thereto, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, as an issuing bank and as a swingline lender, and terminate all commitments thereunder, (ii) redeem in full Holdings’ outstanding 6.375% senior notes due 2020 (the “Notes”), issued by Holdings pursuant to the indenture dated as of November 20, 2012 (the “Indenture”), among Holdings, the subsidiary guarantors from time to time party thereto and U.S. Bank National Association, as trustee, at a redemption price of 101.594% of the principal amount thereof plus accrued and unpaid interest to the date of redemption, (iii) pay fees and expenses incurred in connection with (i) and (ii) above and the Senior Secured Credit Facilities and related expenses, and (iv) pay a dividend, with any remainder to be used for general corporate purposes.  In connection with the repayment of the Existing Credit Agreement and redemption of the Notes, all guarantees of obligations under the Existing Credit Agreement, the Indenture and the Notes were terminated, all mortgages and other security interests securing obligations under the Existing Credit Agreement were released and the Existing Credit Agreement and the Indenture were terminated.

Borrowings under the Term Loan Facility bear interest, at the Borrower’s option, at a rate equal to either (i) the Adjusted LIBO Rate (as defined in the Credit Agreement), plus an applicable margin initially equal to 3.50% per annum or (ii) the ABR Rate (as defined in the Credit Agreement), plus an applicable margin initially equal to 2.50% per annum, in each case with a step down based on achievement of certain public ratings of the Term Loans.

Borrowings under the Revolving Credit Facility bear interest, at the Borrower’s option, at a rate equal to either (i) the Adjusted LIBO Rate, plus an applicable margin initially equal to 3.75% per annum or (ii) the ABR Rate, plus an applicable margin initially equal to 2.75% per annum, in each case with step downs based on achievement of certain senior secured first lien net leverage ratios.

All obligations under the Credit Agreement are secured, subject to certain exceptions and Excluded Assets (as defined in the Credit Agreement), by: (i) a pledge of all of the equity securities of Finance and each domestic Guarantor (other than Holdings) and of each other direct, wholly owned domestic subsidiary of Holdings and any Guarantor, (ii) a pledge on no more than 65% of the equity interests of each subsidiary that is a Controlled Foreign Corporation (within the meaning of Section 956 of the Internal Revenue Code of 1986, as amended from time to time), and (iii) security interests in, and mortgages on, personal property and material real property of Finance and each domestic Guarantor, subject to permitted liens. The obligations of each foreign subsidiary of Holdings that is a Controlled Foreign Corporation under the Revolving Credit Facility will be secured by (i) a pledge of all of the equity securities of each Guarantor that is a Controlled Foreign Corporation and of each direct, wholly owned subsidiary of any Guarantor that is a Controlled Foreign Corporation, and (ii)  security interests in certain receivables and personal property of each Guarantor that is a Controlled Foreign Corporation, subject to permitted liens.

Repayments made under the Term Loans are equal to 5% per annum of the original principal amount in equal quarterly installments for the life of the Term Loans, with the remainder due at maturity. The Co-Borrowers are permitted to make voluntary prepayments at any time without premium or penalty, except in the case of prepayments made in connection with certain repricing transactions with respect to the Term Loans effected within twelve months of the closing date of the Credit Agreement, to which a 1.00% prepayment premium applies. Finance is required to make prepayments under the Term Loans (without payment of a premium) with (i)  net cash proceeds from non-ordinary course asset sales (subject to reinvestment rights and other exceptions and exclusions), and (ii) commencing with the Company’s fiscal year ending December 31, 2019, 75% of Excess Cash Flow (as defined in the Credit Agreement), subject to step-downs to 50% and 0% of Excess Cash Flow based on achievement of a senior secured first lien net leverage ratio greater than 1.25 to 1.00 but less or equal or 1.75 to 1.00 and less than or equal to 1.25 to 1.00, respectively.  Scheduled quarterly repayments of the Term Loans reduce Excess Cash Flow prepayments and Excess Cash Flow prepayments reduce subsequent scheduled quarterly repayments.

The Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants applicable to Holdings and the Co-Borrowers’ and Holdings’ subsidiaries, including, among other things, restrictions on indebtedness, liens, investments, fundamental changes, dispositions, and dividends and other distributions. The Credit Agreement contains a financial covenant that requires Holdings to maintain a maximum senior secured first lien net leverage ratio of 4.00:1.00 when the aggregate principal amount of borrowings under the Revolving Credit Facility and outstanding letters of credit (except for undrawn letters of credit equal to or less than $35 million), taken together, exceed 35% of the total amount of commitments under the Revolving Credit Facility. The Credit Agreement also contains customary events of default.

Item 1.02 — Termination of a Material Definitive Agreement.

On February 12, 2018, Holdings terminated the Existing Credit Agreement and all commitments thereunder and the Notes were redeemed and discharged in full. The information set forth under Item 1.01 above is incorporated by reference into this Item 1.02.

Item 2.03                   Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above regarding the Credit Agreement is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAFTECH INTERNATIONAL LTD.

Date:	February 12, 2018	By:	/s/ Quinn J. Coburn
Quinn J. Coburn
Vice President and Chief Financial Officer